EXHIBIT 2.28

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              Common Shares Acquired by Ambrew from March 25, 2006 through December 19, 2008
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      Date             Amount         Price per     Total Price Paid     Price per Share     Total Price
                      Acquired       Share (R$)           (R$)              (US$)(1)          Paid (US$)
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
   06/27/2006       1,314,294(2)       0.76273          1,002,451            0.34043           447,423
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   12/16/2006      39,023,431(3)          -                 -                   -                 -
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   04/27/2007      13,729,054(2)       0.96313         13,222,864            0.47414          6,509,557
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   06/26/2007        382,865(2)        0.96313           368,749             0.49303           188,763
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   12/17/2007        291,358(3)           -                 -                   -                 -
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   04/28/2008        211,337(2)        111.48          23,559,849             66.03           13,953,950
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   11/18/2008        164,482(3)           -                 -                   -                 -
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      TOTAL          1,211,673                         38,153,913                             21,099,693
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
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(1)  All purchases were made in Reais, the Brazilian currency. The amounts listed in this table in U.S. dollars represent convenience translations based on the applicable exchange rate on the day of purchase.

(2) Acquired pursuant to the amortization resulting from the InBev Brasil - AmBev Merger.

(3)  Acquired pursuant to the employee share swap program as described under
     Item 5 to this Amendment No. 12.